SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 30, 2008
PACCAR Inc
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14817 (Commission File Number)	91-0351110 (IRS Employer Identification No.)
777 106th Avenue NE, Bellevue, WA 98004
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 468-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 30, 2008, the Compensation Committee of the Board of Directors of PACCAR Inc approved a form agreement entitled “2008 Share Match Restricted Stock Award Agreement” (“the Agreement”). The Agreement is effective for restricted stock match grants made after January 30, 2008 pursuant to the Long Term Incentive Plan. Section 3 of the Agreement amends the definition of “Peer Companies” in the prior form agreement filed on February 5, 2007.
A copy of the Agreement is attached as Exhibit 99.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Exhibit.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit
Number	Description
99.1	2008 Form of Share Match Restricted Stock Award Agreement
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc
Date: February 5, 2008	By:	/s/ D.C. Anderson
D. C. Anderson
Vice President and General Counsel